Sentry Petroleum Announces Completion of Drilling for Albilbah_CSG1

Perth, Australia (July 19, 2011) Sentry Petroleum Ltd (SPLM:OTCBB), (“Sentry” or the “Company”), a U.S. energy company with oil, gas and coal seam gas rights in Queensland, Australia is pleased to announce that the drilling of Albilbah_CSG1 was completed in Sentry permit ATP862 in Queensland. The well reached a depth of 474 meters when it was decided to stop drilling due to deteriorating hole condition. The Company secured 10 meters of coal and carbonaceous shale and 6 meters of gassy sandstone that has all been put in sealed containers and forwarded for desorption testing. The gassy sands are being further evaluated.

The Company will now thoroughly analyze the results from the first two wells including gas desorption, coal and shale characteristics, and permeability. In addition the Company will plan the next phase of the drilling exploration and appraisal program.

About Sentry Petroleum

Sentry Petroleum Ltd is an American energy company with 10,600 square miles of oil, gas and coal seam gas rights in Queensland, Australia. The company has identified over 50 separate oil, gas and coal seam gas targets and leads within its permit area. Sentry Petroleum’s strategy is to drill the prospects and leads and independently certify the results. The company will continue to leverage its strengths with a vision of becoming a premier independent oil and gas company positioned for merger or sale. For more information, please visit www.sentrypetroleum.com.

Contact:
Investor Relations 866.680.7649
ir@sentrypetroleum.com
www.SentryPetroleum.com

Or

Philippe Niemetz, PAN Consultants Ltd.

212-344-6464 or 800-477-7570

p.niemetz@panconsultants.com

Forward-Looking Statements:

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of applicable legislation. Other than statements of historical fact, all statements in this release addressing future operations, undiscovered hydrocarbon resource potential, exploration, potential reservoirs, prospects, leads and other contingencies are forward-looking statements. Although management believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results may differ materially from those in the forward-looking statements due to factors such as market prices, exploration successes, continued availability of capital and financing, and general economic, market, political or business conditions. Please see our public filings at http://www.sec.gov and http://www.sedar.com for further information.